UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

Date of Report (Date of earliest event reported): July 29, 2008

UNITIL CORPORATION

(Exact name of registrant as specified in its charter)

New Hampshire	1-8858	02-0381573
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6 Liberty Lane West, Hampton, New Hampshire	03842-1720
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (603) 772-0775

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On July 29, 2008, Unitil Corporation (“Unitil” or the “Company”) issued a press release announcing that it has filed an application to list its common stock, no par value (the “Common Stock”), on the New York Stock Exchange (the “NYSE”). The Company anticipates that, subject to NYSE approval of its listing application, its Common Stock will begin trading on the NYSE on August 21, 2008. Unitil Corporation will retain its current symbol “UTL.”

Also, on July 30, 2008, the Company informed the American Stock Exchange (“AMEX”) that Unitil (1) intends to transfer its listing to the NYSE, and (2) plans to request that the AMEX cease listing of the Common Stock effective at the close of the market on August 20, 2008. Until that time, the Company will continue to trade on the AMEX under the symbol “UTL”. The Company’s Board of Directors has approved the transfer to the NYSE.

The press release announcing the filing of Unitil’s application to list the Common Stock on the NYSE is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Number	Exhibit
99.1	Press release dated July 29, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

UNITIL CORPORATION

By:	/s/ Mark H. Collin
Mark H. Collin
Senior Vice President, Chief Financial Officer and Treasurer

Date: July 30, 2008